Exhibit  3.(i)1
                        ARTICLES  OF  INCORPORATION
                                    OF
                 CENTRAL  CAPITAL  VENTURE  CORPORATION


ARTICLE  I  -  NAME

The  name  of  this  corporation  is  Central  Capital  Venture  Corporation.


ARTICLE  II  -  REGISTERED  OFFICE  AND  AGENT

The location of the registered office of the corporation in the State of Nevada is 711 S. Carson Street, Suite 4, Carson City, Nevada, 89701.

The resident agent of the corporation is Nevada & Offshore Business Formation, Llc.Com, 711 S. Carson Street, Suite 4, Carson City, Nevada, 89701.

The corporation may also maintain an office of offices at such other places, and where meetings, of the Board of Directors and the stockholders may be held, either within or without the State of Nevada, as may be determined, from time to time, by the Board of Directors.

ARTICLE  III  -  PURPOSES

The Purpose of for which this corporation is organized is to engage in any business or activity not forbidden by law or these Article of Incorporation.


ARTICLE  IV  -  CAPITAL  STOCK

The Corporation shall have the authority to issue to issue two classes of stock, and the total number authorized shall be twenty million (20,000,000) shares of Common Stock of the par value $.001 each, and one million (1,000,000) shares Preferred Stock of the par value $.001 each. A description of the different classes of stock of the Corporation and a statement of the designation and the powers, preferences and rights and the qualifications, limitations or restrictions thereof, in respect of each class of such stock are as follows:

1. Issuance in Class or Series. The Preferred Stock may be issued from time to time in one or more series, or divided into additional classes and such classes into one or more series. The terms of a class or series, including all rights and preferences, shall be as specified in the resolution or resolutions adopted by the Board of Directors designating such class or series, which resolution or resolutions the Board of Directors is hereby expressly authorized to adopt. Such resolution or resolutions with respect to a class or series shall specify all such of the rights or preferences of such class or series as the Board of Directors shall determine, including the following, if applicable: (a) the number of shares to constitute such class or series and the distinctive designation thereof; (b) the dividend or manner for determining the dividend payable with respect to the shares of such class or series and the date or dates from which dividends shall accrue, whether such dividend shall be cumulative, and if cumulative, the date or dates form which dividends shall accumulate and whether such dividends shall be cumulative, and if cumulative, the date or dates from which dividends shall accumulate and whether the shares in such class or series shall be entitled to preference or priority over any other class or series or stock of the Corporation with respect to payment of dividends; (c) the terms and conditions, including price or a manner for determining the price; of redemption, if any of such class or series (d) the terms and conditions of a retirement fund or sinking fund, if any, of the shares of such class or series;
(e) the amount which the shares of such class or series shall be entitled to receive, if any, in the event of any liquidation, dissolution or winding up of the Corporation and whether such shares shall be entitled to a preference or priority over share of another class or series with respect to amounts received in connection with any liquidation, dissolution or winding up of the

Corporation; (f) whether the shares of such class or series shall be convertible into, or exchangeable for shares of stock of any other class or classes or any other series of the same or any other class or classes or stock, (or stocks, subsidiaries, or wholly owned corporations in which this Corporation may otherwise own or control) , of the Corporation and the terms and conditions of any such conversion or exchange; (g) the voting rights, if any of shares of stock of such class or series in addition to those granted herein; (h) the status as to reissuance or sale of shares of such class or series redeemed, purchased or otherwise reacquired, or surrendered to the Corporation upon conversion; (i) the conditions and restrictions, if any, of the payment of dividend of the making of other distributions on or the purchase, redemption or other acquisition by the Corporation or any subsidiary, of any other class or series of stock of the Corporation ranking junior to such shares as to dividends or upon liquidation; and (j) the conditions, if any, on the creation of indebtedness of the Corporation, or any subsidiary: and (k) such other preferences, rights, restrictions and qualifications as the Board of Directors may Determine.

Shares of the Preferred Stock may or may not rank equally, and may or may not be identical within their classes in all respects regardless of series, except as to terms which may be specified by the Board of Directors pursuant to the above provisions. All shares of any one series of a class of Preferred Stock may be equal rank and identical in all respects, except that shares of any one series issued at different times may differ as to the dates, which dividends thereon shall accrue and be cumulative.


2. Other Provisions. Preferred Stock of any class or series may be issued with such voting powers, full or limited, or no voting powers, or such designations, preferences and relative participating, option or special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors. Any of the voting powers, designations, preferences, rights, and qualifications, limitations or restrictions or any such class or series of stock may be dependent upon facts ascertainable outside the resolution or resolutions of the Board of Directors, provided the manner in which such facts shall operate upon the voting powers, designations, preferences, rights, and qualifications, limitations, or restrictions or such class or series is clearly set forth in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors. Shares of Common or Preferred Stock reacquired by the Corporation shall be no longer be deemed outstanding and shall have no voting or other rights unless and until reissued. Shares reacquired by the Corporation may be canceled and restored to the status of authorized and unissued stock by action of the Board of Directors.

3. Common Stock. Except as otherwise provided in any resolution or resolutions adopted by the Board of Directors, the Common Stock shall (a) have the exclusive voting power of the corporation; (b) entitle the holders thereof to one vote per share at all meetings of the stockholders of the Corporation; (c) entitle the holders to share ratably, without preference over any other shares of the Corporation, in all assets of the Corporation in the event of any dissolution, liquidation or winding up of the Corporation; and (d) entitle the record holder thereof on such record dates as are determined, from time to time, by the Board of Directors to receive such dividends, if any, if, as and when declared by the Board of Directors.


ARTICLE  V-  DIRECTORS

1. Designations. The governing board of the Corporation shall be styled as a "Board of Directors", and any member of said Board shall be styled as a "Director".

The  number  of  members constituting the Board of Directors at the date of this
Article is (2): and the name and t post office address of each of said members are as follows:

Name                                      Address

Ely  Jay  Mandell                         2660  Townsgate  Road
President,  CEO                           725  Village  Park
                                          Westlake  Village,  CA  91361

David  Kekick                             175  Whispering  Pines  Lane
Secretary,  COO                           Johnstown,  PA  15905

2. Number, Election and Term of Directors. The business and affairs of the Corporation shall be managed by a Board of Directors, which subject to the rights and holders of shares of any class of series of Preferred Stock of the Corporation then outstanding to elect additional Directors under specified circumstances, shall consist of not less than one or nor than fifteen persons. The exact number of Directors within the minimum and maximum limitations specified in the proceeding sentence shall be fixed from time to time by either
(i) the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, (ii) the affirmative vote of the holders of two-thirds or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors voting together as a single class, or (iii) pursuant to Paragraph 7 of Article Nine hereof. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

3. Stockholder Nomination of Director Candidates. Advance notice of stockholder nominations for the election of Directors shall be at least 60 days in advance of the month and day in which the annual meeting of stockholders was held in the previous year.


4. Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of any Preferred Stock then outstanding, newly created directorships from any increase in the authorized number of Directors and any vacancies in the Board of Directors resulting from the death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the Directors then in office even though less than a quorum, or by a sole remaining Director.

5. Removal. Subject to the rights of the holders of any series of any Preferred Stock then outstanding, any Director or the entire Board of Directors, may be removed from office at any annual or special meeting called for such purpose, and then only for cause and only by the affirmative vote of the holder of two third or more of the voting power of all of the shares of the Corporation entitle to vote generally in the election of Directors, voting together as a single class. As used herein, cause shall mean only the following: proof beyond the existence of a reasonable doubt that a Director has been convicted of a felony, committed gross negligence, or willful misconduct resulting in, and causing a material detriment to the Corporation, or committed a material breach of his fiduciary duty to the Corporation resulting in a material detriment to the Corporation.

6. Amendment, Repeal, ect. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of two thirds or more of the voting power of all of the shares of the Corporation entitled to voted generally in the election of Directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article Seven, or alter, amend adopt any provision inconsistent with or repeal comparable sections of the Bylaw of the Corporation.

7. Special Meetings of the Stockholders. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of two third or more the voting of all the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to call a special meeting of stockholders or to alter, amend, adopt any provision inconsistent with or repeal this Article
Eight, or to alter, amend, adopt any provision inconsistent with comparable sections of the Bylaws.


ARTICLE  VI  -  ASSESSMENT  OF  STOCK

The capital stock of the corporation, after the amount of the subscription price has been fully paid in, shall not be assessable for any purpose, and no stock issued as fully paid-up shall ever be assessable or assessed. The holders of such stock shall not be individually responsible for the debts, contracts, or liabilities of the corporation. The holders of such stock shall not be liable for assessments to restore impairments in capital of the corporation. The Articles of Incorporation shall not be amended in this particular.



ARTICLE  VII  -  INCORPORTORS
The name and post office address of the incorporator singing these Articles of Incorporation is as follows:

Name                                    Address


Ely  Jay  Mandell                       2660  Townsgate  Road
                                        725  Village  Park
                                        Westlake  Village,  CA  91361

ARTICLE  VIII  -  DURATION

The  corporation  shall  have  perpetual  existence.

ARTICLE  IX  -  DIRECTORS  LIABILITY

1. Limitation of Personal Liability. The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

2. Indemnification. The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify the directors and officers of the corporation from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled un any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer an shall inure to the benefit of the heirs, executors, and administrators of such persons.


ARTICLE  IV  -  CERTIFICATE  OF  MERGER

1. The Corporation Further Known as Digital Technologies Media Group, Inc., is subject, pursuant to Chapter 11 of the United States Bankruptcy Code, to the jurisdiction of the United States Bankruptcy Court for the Central District of California (the "Court"), in a proceeding entitled "in re Digital Technologies Media Group, Inc., a Delaware corporation, Debtor" Chapter 11 Case No. SV 99-10944-GM.

2. Pursuant to an Order of the Court entered on April 26, 2000, confirming the Corporations Plan of Reorganization (the "Order"), the Court has granted the Corporation the authority to change its state of incorporation to Nevada or any other State which the Board of Directors determines.

3. Attached Hereto is a copy of the Order and Exhibit 1 which consist of a copy of the Debtors Third Amended Chapter 11 Plan, setting forth the terms and conditions of the surviving Corporation as being this Nevada Corporation




IN WITNESS WHEREOF, these Articles of Incorporation were executed by the President and Chief Executive Officer of the Corporation on this 5th Day of May 2000.





/s/Ely  Jay  Mandell
Ely  Jay  Mandell
President,  CEO

                                        EXHIBITS

MARTIN  J.  BRILL  (State  Bar  No.  53220)
ROBYN  B.  SOKOL  (State  Bar  No.  159506)
A  Professional  Corporation
1888  Century  Park  East,  Suite  1500
Los  Angeles,  California   90067
Telephone:  (310)  277-7400
Telecopier:  (310)  277-7584

Attorneys  for  Digital  Technologies  Media  Group,  Inc.,
Debtor  and  Debtor  in  Possession




                         UNITED STATES BANKRUPTCY COURT
                         CENTRAL DISTRICT OF CALIFORNIA
                          SAN FERNANDO VALLEY DIVISION


                                   Bk. No. SV 99-10944-GM

                                   In a Case Under Chapter
                                   11 of the Bankruptcy Code
                                   (11 U.S.C.   1101 et seq.)

                                   DEBTOR'S THIRD AMENDED CHAPTER 11
                                   PLAN

In re                              PLAN CONFIRMATION HEARING
                                   ----------------------------------
                                   SEE DISCLOSURE STATEMENT FOR
DIGITAL TECHNOLOGIES MEDIA GROUP,  VOTING AND OBJECTING PROCEDURES
 INC., a Delaware corporation,
                                   Date:  April 18, 2000
     Debtor.                       Time:  9:00 a.m.
                                   Place: Courtroom "303"
                                                  21041 Burbank Blvd.
                                   Woodland Hills, CA

                                       I.

                                  INTRODUCTION
                                  ------------

     Digital Technologies Media Group, Inc., a Delaware corporation is the debtor in a Chapter 11 bankruptcy case. On January 26, 1999, Digital Technologies Media Group, Inc. (the "Debtor"), commenced a bankruptcy case by filing a voluntary Chapter 11 petition under the United States Bankruptcy Code ("Code"), 11 U.S.C. 101 et seq. This document is the Third Amended Chapter 11
                          -- ----
Plan ("Plan") proposed by the Debtor (also referred to as "Plan Proponent"). Sent to you in the same envelope as this document is the Disclosure Statement which has been approved by the Court, and which is provided to help you understand the Plan.

     This is a reorganizing Plan. In other words, the Debtor seeks to satisfy its obligations to Creditors by issuing its securities pursuant to the terms of the Plan. The Reorganized Debtor will change its name to Central Capital Venture Corporation and will become a Nevada corporation operating and conceived as a closed end mutual fund specifically designed to engage in investments of startup (venture capital) companies. The Reorganized Debtor will be engaged as a Business Development Corporation (a "BDC") under the Investment Company Act. The Reorganized Debtor's common stock will be distributed to the Debtor's Creditors and Interest Holders in exchange for their Claims and Interests.

     The Reorganized Debtor's investment objective will be to invest in assets and/or management services in companies with gross sales of less than $500,000 per annum and selected situations (such as leveraged buyouts and established business operations) that will benefit from long-term capital growth. The Reorganized Debtor will derive its income through management consulting fees and profit from the selective sales of the companies contained in its investment portfolio.

     The Effective Date of the proposed Plan is the later of (i) the first business day after the eleventh (11th) day following Confirmation of the Plan;
or (ii) the first business day after such date on which there is not in force any stay or injunction against the enforcement of the Plan or the Confirmation Order. It is anticipated that the Effective Date of the Plan will be April 15, 2000.

                                       II.

                                   DEFINITIONS
                                   -----------

     The following definitions will apply with respect to this Plan and the Disclosure Statement.


     1.          "Administrative  Claims"  or "Administrative Expenses".  Claims
                  ----------------------------------------------------
for costs or expenses of administering the Debtor's Chapter 11 case which are allowed under Bankruptcy Code section 507(a)(1).

     2.          "Administrative  Tax  Claims".  A Claim filed by a governmental
                  ---------------------------
unit for taxes (and for interest and penalties related to such taxes) for any tax year or period to the extent it occurs or falls within the period from and including the Petition Date through and including the Effective Date.

     3.          "Allowed".  When  used  in  respect  of  a Claim or Interest or
                  -------
group  of  Claims  or  Interests,  means  --

               (a) if no proof of Claim or Interest has been timely filed, such amount of the Claim or Interest or group of Claims or Interests which has been scheduled by the Debtor as liquidated in amount and not disputed or contingent and as to which no party in interest has filed an objection within the time required under the Plan or otherwise fixed by the Bankruptcy Court and which Claim or Interest is not disallowed under 502(d) or (e) of the Bankruptcy Code; or

               (b) if a proof of Claim or Interest has been filed by the Claims Bar Date or is deemed timely filed by the Bankruptcy Court, such amount of the Claim or Interest or group of Claims or Interests as to which any party in interest has not filed an objection within the time required under this Plan or otherwise fixed by the Bankruptcy Court and which Claim or Interest is not
disallowed  under   502(d)  or  (e)  of  the  Bankruptcy  Code;  or

               (c) such amount of the Claim or Interest or group of Claims or Interests which is allowed by a Final Order of the Bankruptcy Court; or

               (d) such amount of the Claim or Interest or group of Claims or Interests which is allowed under the Plan.

     4.          "Allowed  Claim".  A  Claim  which  is  Allowed.
                  --------------

     5.          "Allowed  Class  Claim".  An  Allowed  Claim in the particular
                  ----------------------
Class  described.

     6.          "Assets".  All  assets  of  the  Debtor's  Estate  including
                  ------
"property  of  the  estate"  as  described  in   541  of  the  Bankruptcy  Code.

     7.          "BDC".  A  business  development company as defined in Sections
                  ---
80A-2(48)  of  the  Investment  Company  Act.

     8.          "Ballot".  The  Ballot  for  accepting  or rejecting this Plan.
                  ------

     9.          "Ballot  Date".  The  date set by the Bankruptcy Court by which
                  ------------
all  Ballots  with  respect  to  the  Plan  must  be  received.

     10.          "Bankruptcy  Code".  The Bankruptcy Code, as codified in Title
                   ----------------
11  of the United States Code, 11 U.S.C.   101 et seq., including all amendments
thereto,  to  the  extent  such  amendments  are  applicable  to  the  Case.

     11.          "Bankruptcy Rules".  The Federal Rules of Bankruptcy Procedure
                   ----------------
as  now  in  effect  or  hereafter  amended  and  applicable  to  the  Case.

     12.          "Business  Day".  Any  day  other than a Saturday, Sunday or a
                   -------------
legal  holiday  (as  defined  in  Bankruptcy  Rule  9006(a)).


     13.

     "Bar  Date".  The general bar date for the filing of proofs of Claim as set
      ---------
by  the  Bankruptcy  Court.

     14.          "Case".  The  case  under  Chapter  11  of the Bankruptcy Code
                   ----
commenced by the Debtor on January 26, 1999 and bearing Case No. SV 99-10944-GM.

     15.          "Cash".  Cash  or  cash equivalents including, but not limited
                   ----
to,  bank  deposits,  checks  or  other  similar  items.

     16.          "Claim".  (a) Any right to payment from the Debtor, whether or
                   -----
not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

     17.          "Class".  A  class of Claims or Interests described in Article
                   -----
III  of  the  Plan.

     18.          "Class  A  Preferred  Stock".  One  hundred thousand (100,000)
                   --------------------------
shares of Class A Preferred Stock issued by the Debtor to Data shareholders. The Class A Preferred Stock shall be convertible into common stock of Data held by the Reorganized Debtor upon the earlier to occur: (i) twelve (12) months from issuance, (ii) an investment totaling $1,000,000 is made in Data by the Reorganized Debtor, or (iii) a registration with the Securities and Exchange Commission of Data's stock becomes effective. The Class A Preferred Stock shall not pay a dividend and shall have voting rights only with respect to Data equal to 4,000,000 shares of Data. The Class A Preferred Stock shall be convertible into Data common stock pursuant to the following formula: the converted shares shall be equal to 68% of the total Data common shares (3.4 million shares) to be issued after conversion.

     19.          "Confirmation".  The  entry  of  the  Order  by the Bankruptcy
                   ------------
Court  confirming  the  Plan  pursuant  to   1129  of  the  Bankruptcy  Code.

     20.          "Confirmation Date".  The date upon which the Bankruptcy Court
                   -----------------
enters  an  order confirming the Plan pursuant to   1129 of the Bankruptcy Code.

     21.          "Confirmation  Order".  The  order  of  the  Bankruptcy  Court
                   -------------------
confirming  the  Plan  pursuant  to   1129  of  the  Bankruptcy  Code.

     22.          "Court".  The  United  States Bankruptcy Court for the Central
                   -----
District  of  California.

     23.          "Creditor".  The  Holder  of  a  Claim  against  the  Debtor.
                   --------

     24.          "Data".  DataNet  Information  Systems,  Inc.,  a  Nevada
                   ----
corporation.

     25.          "Debtor".  Digital  Technologies Media Group, Inc., a Delaware
                   ------
corporation.

     26.          "Digi".  Digi Commerce, Inc., an investee company to be formed
                   ----
by  the  Reorganized  Debtor.

     27.          "Disbursing  Agent".  The  person  or  entity  responsible for
                   -----------------
making  all  distributions  provided  for  under  the  Plan.

     28.          "Disclosure  Statement".  The  "Debtor's  Third  Amended
                   ---------------------
Disclosure Statement Describing Debtor's Third Amended Chapter 11 Plan" filed by the Plan Proponent in support of the Plan, and any and all amendments and exhibits to the Disclosure Statement.

     29.          "Disputed  Claim".  A Claim or Interest as to which a proof of
                   ---------------
Claim or Interest has been filed or is deemed to have been filed under applicable law or an Administrative Claim, as to which an objection has been or is filed by the Debtor or any other party in interest in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Local Rules, which objection has not been withdrawn or determined by a Final Order. Prior to the time that an objection has been or is filed, for the purposes of the Plan, a Claim or Interest may be considered a Disputed Claim in its entirety if: (i) the amount of a Claim or Interest specified in a proof of claim exceeds the amount of any corresponding Claim scheduled by the Debtor in its Schedule of Assets and Liabilities; (ii) any corresponding Claim scheduled by the Debtor in its Schedule of Assets and Liabilities has been scheduled as disputed, contingent or unliquidated, irrespective of the amount scheduled; or (iii) no corresponding
Claim has been scheduled by the Debtor in its Schedule of Assets and Liabilities.

     30.          "Distribution".  Any  transfer under the Plan of Cash or Units
                   ------------
of Reorganized Debtor's Securities to either a Holder of an Administrative Claim, a Holder of an Allowed Claim, a Holder of an entitlement to payment of a Post-Effective Date Expense or an Interest Holder.

     31.          "Effective  Date".  The  later  of  (i) the first business day
                   ---------------
which is eleven (11) days following the Confirmation Date; or (ii) the first Business Day after such date under clause (i) on which there is not in force any stay or injunction against the enforcement of the Plan or the Confirmation Order.

     32.          "Estate".  The estate in the Debtor's Case created pursuant to
                   ------
541(a)  of  the  Bankruptcy  Code.

     33.          "Estate  Representative".  The  person(s)  or  entity(ies)
                   ----------------------
authorized to exercise and perform the rights, powers and duties held by the Estate, including without limitation the authority under Bankruptcy Code 1123(b)(3) to provide for the settlement, adjustment, retention and enforcement of Claims and Interests of the Estate, including, but not limited to all Rights of Action and the authority to exercise all rights under Bankruptcy Code 1106, 1107 and 1108. Upon and after the Effective Date, the Reorganized Debtor shall be the Estate Representative.

     34.          "Final Order".  An order, decree or judgment of the Bankruptcy
                   -----------
Court, the operation or effect of which has not been reversed, stayed, modified or amended, and as to which order, decree or judgment (or any revision, modification or amendment thereof), the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing has been taken or is pending.

     35.          "Holder".  The  holder  of  a Claim against or Interest in the
                   ------
Debtor.

     36.          "Insiders".  All  Persons  who  are "insiders" as that term is
                   --------
defined  in  Section  101  of  the  Bankruptcy  Code.

     37.          "Interest".  Any  equity  security of the Debtor as defined in
                  ----------
section  101(49)  of  the  Bankruptcy  Code.

     38.          "Investment Company Act".  The Investment Company Act of 1940,
                  ------------------------
15  U.S.C.    80a-1,  et  seq.
                      --  ----

     39.          "Local  Rules".  The  Local  Bankruptcy  Rules  for the United
                   ------------
States Bankruptcy Court for the Central District of California, as now in effect or hereafter amended and applicable to the Case.

     40.          "Person".  Any  natural  person  or  other  entity.
                   ------

     41.          "Petition  Date".  January  26,  1999.
                   --------------

     42.          "Plan".  The  Debtor's  Third  Amended  Chapter  11  Plan.
                   ----

     43.          "Plan  Proponent".  The  Debtor.
                   ---------------

     44.          "Priority  Tax  Claims".  Certain unsecured income, employment
                   ---------------------
and  other  taxes  described  by  Bankruptcy  Code  Section  507(a)(8).

     45.          "Priority  Unsecured  Claims".  Claims that are referred to in
                   ---------------------------
Bankruptcy Code Sections 507(a)(3), (4), (5), (6), and (7) which are required to be placed in Classes.

     46.          "Pro  Rata".  With  respect to a particular Class of Claims or
                   ---------
Interests, the ratio that the amount of a particular Allowed Claim or Allowed Interest in the Class bears to the total amount of Allowed Claims or Allowed Interests in the Class.

     47.          "Record  Date".  The  date of entry of the Order approving the
                   ------------
Disclosure  Statement  for  this  Plan.

     48.          "Reorganized  Debtor".  The  Debtor  after  Confirmation.
                   -------------------

     49.          "Rights  of  Action".  Any  and  all  Claims, demands, rights,
                   ------------------
actions, causes of action and suits of the Debtor's Estate, of any kind or character whatsoever, known or unknown, suspected or unsuspected, whether arising prior to, on or after the Petition Date, in contract or in tort, at law or in equity or under any other theory of law, including but not limited to (1) rights of setoff, counterclaim or recoupment, and claims on contracts or for breaches of duties imposed by law, (2) the right to object to Claims or Interests, (3) claims pursuant to Section 362 of the Bankruptcy Code, (4) such claims and defenses as fraud, mistake, duress, usury and (5) all avoiding powers, rights to seek subordination and all rights and remedies under Sections 502(d), 506, 510, 542, 543, 544, 545, 547, 548, 549, 550, 551, 552 or 553 or any
fraudulent  conveyance,  fraudulent  transfer,  or  preference  laws.

     50.          "Secured Claim".  A Claim secured by a lien on property of the
                   -------------
Debtor's  Estate.

     51.          "Unclaimed  Property".  Any funds or securities distributed to
                   -------------------
Creditors or Holders of Interests which are unclaimed as of twelve (12) months after the Distribution. Unclaimed Property will include, without limitation, Cash, checks, securities, and any other property which is to be distributed pursuant to the Plan which has been returned as undeliverable without a proper forwarding address, or which was not mailed or delivered because of the absence of a proper address to which to mail or deliver such property.

     52.          "Unit(s)  of  Reorganized Debtor's Securities".  Securities of
                   --------------------------------------------
the Reorganized Debtor consisting of one (1) share of common stock of the Reorganized Debtor and one (1) Class A warrant to purchase the Reorganized
Debtor's common stock. The Class A warrant shall allow the warrant holder to purchase one (1) share of common stock of the Reorganized Debtor at a price of $5.00 per share at any time within one (1) year from the Effective Date. Upon the exercise of the Class A warrant, the warrant holder also shall receive one
(1) Class B warrant to purchase the Reorganized Debtor's common stock. The terms of the Class B warrant shall be set by the board of directors of the Reorganized Debtor subsequent to the Effective Date of the Plan.

     53.          "Unsecured  Claim".  Any  Claim  against  the  Debtor, however
                   ----------------
arising,  e.g.,  from  providing  goods  or  services  or
          ----
from the rejection of an executory contract or an unexpired lease, which is not an Administrative Claim, Priority Tax Claim, Priority Non-Tax Claim or Secured Claim.

     54.     "Person".  Any  natural  person  or  other  entity.
              ------

     55.     "Petition  Date".  January  26,  1999.
              --------------

     56.     "Plan".  The  Debtor's  Third  Amended  Chapter  11  Plan.
              ----

     57.     "Plan  Proponent".  The  Debtor.
              ---------------

     58.     "Priority  Tax  Claims".  Certain  unsecured income, employment and
              ---------------------
other  taxes  described  by  Bankruptcy  Code  Section  507(a)(8).

     59.     "Priority  Unsecured  Claims".  Claims  that  are  referred  to  in
              ---------------------------
Bankruptcy Code Sections 507(a)(3), (4), (5), (6), and (7) which are required to be placed in Classes.

     60.     "Pro  Rata".  With  respect  to  a  particular  Class  of Claims or
              ---------
Interests, the ratio that the amount of a particular Allowed Claim or Allowed Interest in the Class bears to the total amount of Allowed Claims or Allowed Interests in the Class.

     61.     "Record  Date".  The  date  of  entry  of  the  Order approving the
              ------------
Disclosure  Statement  for  this  Plan.

     62.     "Reorganized  Debtor".  The  Debtor  after  Confirmation.
              -------------------

     63.     "Rights  of Action".  Any and all Claims, demands, rights, actions,
              -----------------
causes of action and suits of the Debtor's Estate, of any kind or character whatsoever, known or unknown, suspected or unsuspected, whether arising prior to, on or after the Petition Date, in contract or in tort, at law or in equity or under any other theory of law, including but not limited to (1) rights of setoff, counterclaim or recoupment, and claims on contracts or for breaches of duties imposed by law, (2) the right to object to Claims or Interests, (3) claims pursuant to Section 362 of the Bankruptcy Code, (4) such claims and defenses as fraud, mistake, duress, usury and (5) all avoiding powers, rights to seek subordination and all rights and remedies under Sections 502(d), 506, 510, 542, 543, 544, 545, 547, 548, 549, 550, 551, 552 or 553 or any fraudulent conveyance,  fraudulent  transfer,  or  preference  laws.

     64.     "Secured  Claim".  A  Claim  secured  by  a lien on property of the
              --------------
Debtor's  Estate.

     65.     "Unclaimed  Property".  Any  funds  or  securities  distributed  to
              -------------------
Creditors or Holders of Interests which are unclaimed as of twelve (12) months after the Distribution. Unclaimed Property will include, without limitation, Cash, checks, securities, and any other property which is to be distributed pursuant to the Plan which has been returned as undeliverable without a proper forwarding address, or which was not mailed or delivered because of the absence of a proper address to which to mail or deliver such property.

     66.     "Unit(s)  of  Reorganized  Debtor's Securities".  Securities of the
              ---------------------------------------------
Reorganized Debtor consisting of one (1) share of common stock of the Reorganized Debtor and one (1) Class A warrant to purchase the Reorganized
Debtor's common stock. The Class A warrant shall allow the warrant holder to purchase one (1) share of common stock of the Reorganized Debtor at a price of $5.00 per share at any time within one (1) year from the Effective Date. Upon the exercise of the Class A warrant, the warrant holder also shall receive one
(1) Class B warrant to purchase the Reorganized Debtor's common stock. The terms of the Class B warrant shall be set by the board of directors of the Reorganized Debtor subsequent to the Effective Date of the Plan.

     67.     "Unsecured  Claim".  Any Claim against the Debtor, however arising,
              ----------------
e.g.,  from  providing  goods  or  services  or
----
from the rejection of an executory contract or an unexpired lease, which is not an Administrative Claim, Priority Tax Claim, Priority Non-Tax Claim or Secured Claim.

                                      III.

              CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS
              ----------------------------------------------------

     M.          General  Overview  .
                 -----------------

     As required by the Bankruptcy Code, the Plan classifies Claims and Interests in various Classes according to their right to priority of payments as provided in the Bankruptcy Code. The Plan states whether each Class of Claims or Interests is impaired or unimpaired. The Plan provides the treatment each Class will receive.

     N.          Unclassified  Claims  .
                 --------------------

     Certain types of Claims are not placed into voting Classes; instead they are unclassified. They are not considered impaired and they do not vote on the Plan because they are automatically entitled to specific treatment provided for them in the Bankruptcy Code. As such, the Proponent has not placed the
                                                                  ---
following  Claims  in a Class.  The treatment of these Claims is provided below.

1.          Administrative  Expenses  .
            ------------------------

     Administrative expenses are claims for costs or expenses of administering the Debtor's Chapter 11 Case which are Allowed under Code Section 507(a)(1). The Code requires that all Administrative Claims be paid on the Effective Date of the Plan, unless a particular claimant agrees to a different treatment.

     The  following  chart  lists all of the Debtor's   507(a)(1) Administrative
                                  ---
Claims  and  their  treatment  under  this  Plan.

NAME                              AMOUNT OWED          TREATMENT
--------------------------------  -------------------  -----------------------------------------
Robinson, Diamant & Brill,        $         60,000.00  RDB shall receive a Distribution of
A Professional Corporation           (estimated fees)  4 Units of the Reorganized Debtor's
("RDB"), Bankruptcy counsel for                        Securities for each dollar owed RDB in
Debtor                            $         20,000.00  full and complete satisfaction of its
                                    (estimated costs)  Allowed Claim for fees.

                                                       In addition, RDB shall be paid in Cash i
                                                       ts Allowed costs.

                                                       Claimant will receive its Pro Rata
                                                       Distribution of 30% of the Data common
                                                       stock when such common stock is issued.

                                                       Claimant will receive its Pro Rata
                                                       Distribution of 30% of the Digi common
                                                       stock when such stock is issued.

David A. Kekich                   $         49,000.00  Claimant shall receive a Distribution of
Officer and Director of Debtor                         4 Units of the Reorganized Debtor's
                                                       Securities for each dollar owed David
                                                       Kekich in full and complete satisfaction
                                                       of his Administrative Claims.

                                                       Claimant will receive his Pro Rata
                                                       Distribution of 30% of the Data common
                                                       stock when such common stock is issued.

                                                       Claimant will receive his Pro Rata
                                                       Distribution of 30% of the Digi common
                                                       stock when such stock is issued.

Ely Jay Mandell                   $         49,000.00  Claimant shall receive a Distribution of
Officer and Director of Debtor                         4 Units of the Reorganized Debtor's
                                                       Securities for each dollar owed Ely Jay
                                                       Mandell in full and complete
                                                       satisfaction of his Administrative
                                                       Claims.

                                                       Claimant will receive his Pro Rata
                                                       Distribution of 30% of the Data common
                                                       stock when such common stock is issued.

                                                       Claimant will receive his Pro Rata
                                                       Distribution of 30% of the Digi common
                                                       stock when such stock is issued.

Holders of Debtor's Certificates  Up to $310,000.00    Holders of Debtor's Certificates of
of Indebtedness                                        Indebtedness may at their election (i) be
                                                       paid pursuant to the terms of the
                                                       Debtor's Certificate of Indebtedness or
                                                       (ii) exchange such indebtedness for 4
                                                       Units of the Reorganized Debtor's
                                                       Securities for each dollar of
                                                       indebtedness held on the Effective Date.

                                                       Claimants will receive their Pro Rata
                                                       Distribution of 30% of the Data common
                                                       stock when such common stock is issued.

                                                       Claimants will receive their Pro Rata
                                                       Distribution of 30% of the Digi common
                                                       stock when such stock is issued.

Clerk's Office Fees               $            200.00  Paid in full on Effective Date
Office of the U.S. Trustee Fees   $            250.00  Paid in full on Effective Date
                                  -------------------
                                  TOTAL   $178,450.00


     Court  Approval  of  Fees  Required:
     -----------------------------------

     The Court must approve all professional fees listed in this chart. For all fees except Clerk's Office fees and U.S. Trustee's fees, and other non-professional administrative fees, the professional in question must file and serve a properly noticed fee application and the Court must rule on the application. Only the amount of fees allowed by the Court will be required to be paid under this Plan.

2.          Priority  Tax  Claims.
            ---------------------

     Priority Tax Claims are certain unsecured income, employment and other taxes described by Code Section 507(a)(8). The Code requires that each holder of such a 507(a)(8) Priority Tax Claim receive the present value of such Claim in deferred Cash payments, over a period not exceeding six years from the date of the assessment of such tax. The Debtor does not believe any Section 507(a)(8) Priority Tax Claims exist.

     O.          Classified  Claims  and  Interests.
                 ----------------------------------

1.          Classes  of  Secured  Claims.
            ----------------------------

     Secured Claims are Claims secured by liens on property of the Estate. The following chart lists all Classes containing Debtor's secured pre-petition Claims and their treatment under this Plan:



CLASS #  DESCRIPTION                    INSIDERS  IMPAIRED (Y/N)   TREATMENT
-------  -----------------------------  --------  ---------------  ------------------------------
1        Secured Claims,                          Class 1 is       Class 1 Claimants shall each
         consisting of:                           impaired.        receive a Distribution of 2
                                                  Claimants in     Units of the Reorganized
         Carl Steinfield - $5,000       No        this Class are   Debtor's Securities for each
         P&M Revocable Trust - $5,000   No        entitled to      dollar of Allowed Secured
         Red Tree International,                  vote on the      Claim in full, final and
         LLC - $1,400                   Yes       Plan.            complete satisfaction of
         Steve Linen - $2,500                                      their Claims and liens
         Thomas Ford - $2,500                                      against the Debtor and its
         Thomas Ward - $12,500          No                         property.  On the Effective
                                        No                         Date the collateral shall be
         Collateral                     No                         released by Class 1 Claimants
         description = Security                                    and the Reorganized Debtor
         interest in Debtor's pre-                                 shall own the collateral free
         petition claims and                                       and clear of liens.
         causes of action against
         former officers,                                          Claimants will receive their
         directors and accountants                                 Pro Rata Distribution of 30%
         of Debtor.                                                of the Data common stock when
                                                                   such common stock is issued.
         Collateral value = unknown
                                                                   Claimant will receive their
         Priority of                                               Pro Rata Distribution of 30%
         security int. =  1st                                      of the Digi common stock when
                                                                   such stock is issued.
         Principal owed = $28,900.00

         Pre-pet. arrearage
         amount = 0

         Post-pet. arrearage
         amount = 0

         Total Claim amount =
         $   28,900.00
         -----------------------------

2.           Classes  Of  Priority  Unsecured  Claims.
             ----------------------------------------

     Certain  priority  Claims  that are referred to in Code Sections 507(a)(3),
(4), (5), (6), and (7) are required to be placed in Classes. These types of Claims are entitled to priority treatment as follows: the Code requires that each Holder of such a Claim receive Cash on the Effective Date equal to the Allowed amount of such Claim. However, a Class of Unsecured Priority Claim Holders may vote to accept deferred Cash payments of a value, as of the Effective Date, equal to the Allowed amount of such Claims.

     The  Debtor  believes  that  no creditors exist with Claims under 11 U.S.C.
507(a)(3),  (4),  (5),  (6),  or  (7).

3.          Class  Of  General  Unsecured  Claims  .
            -------------------------------------

     General Unsecured Claims are Unsecured Claims not entitled to priority under Code Section 507(a). The following chart identifies this Plan's treatment of the Class containing all of Debtor's general Unsecured Claims:
                            ---

                                    IMPAIRED
CLASS #  DESCRIPTION                          (Y/N)  TREATMENT
-------  -------------------------  ---------------  ---------------------------------
2        General Unsecured Claims   Impaired.        Allowed unsecured claimants shall
                                    Members of       receive a Distribution of 1 Unit
         Total amt of claims =      this Class are   of the Reorganized Debtor's
         approximately $535,648.59  entitled to      Securities for each dollar or
                                    vote on the      Allowed Unsecured Claim in full,
                                    Plan             final and complete satisfaction
                                                     of their Claims against the
                                                     Debtor.

                                                     Claimants will receive their Pro
                                                     Rata Distribution of 30% of the
                                                     Data common stock when such
                                                     common stock is issued.

                                                     Claimants will receive their Pro
                                                     Rata Distribution of 30% of the
                                                     Digi common stock when such stock
                                                     is issued.

4.          Class  Of  Interest  Holders.
            ----------------------------

     Interest Holders are the parties who hold ownership interest (i.e., equity interest) in the Debtor. If the Debtor is a corporation, entities holding preferred or common stock in the Debtor are Interest Holders. If the Debtor is a partnership, the interest holders include both general and limited partners. If the Debtor is an individual, the Debtor is the interest holder. The following chart identifies this Plan's treatment of the Class of Interest
Holders:

CLASS #  DESCRIPTION                IMPAIRED         TREATMENT
                                      (Y/N)
-------  -------------------------  ---------------  ----------------------------------
3        Interest Holders - Common  Impaired         As soon as practicable after the
         Stock - 3378 Shareholders  Interest         Effective Date, Allowed Interest
         exist                      holders in       Holders on the Record Date shall
                                    this Class are   receive a Pro Rata Distribution of
                                    entitled to      33,551 Units of the Reorganized
                                    vote on the      Debtor's Securities in full
                                    Plan.            satisfaction of all rights,
                                                     interests and Claims of such
                                                     Interest Holders.

                                                     Claimants will receive their Pro
                                                     Rata Distribution of 30% of the
                                                     Data common stock when such common
                                                     stock is issued.

                                                     Claimants will receive their Pro
                                                     Rata Distribution of 30% of the
                                                     Digi common stock when such stock
                                                     is issued.

     P.          Means  Of  Performing  The  Plan.
                 --------------------------------

1.     Formation  Of  A  BDC  And  Acquisition  Of  Data.
       -------------------------------------------------

     Immediately following the distribution of its Units of Reorganized Debtor's Securities, the Reorganized Debtor will file a Form N54-A and make a BDC election under the Investment Company Act which defines the Reorganized Debtor's business purpose, its venture capital investment activities and the type of companies in which it may invest.

     Prior to the Effective Date the Debtor acquired 1,000,000 shares of Data common stock (representing 100% of Data's total stock outstanding) from First Portland Corporation (30% shareholder), Bernie Budney (55% shareholder) and Jande International Holdings, LLC (15% shareholder) by issuing such shareholders of Data one share of the Debtor's Class A Preferred Stock for every ten shares of Data common stock owned. The purchase of 100% of the Data common stock will result in Data's shareholders holding 100,000 shares of the Class A Preferred Stock of the Debtor. The acquisition of Data also required a $100,000 capital contribution from the Debtor to Data for working capital. The purchase of the Data common stock by the Reorganized Debtor resulted in Data's shareholders acquiring the following distribution of Class A Preferred Stock:


DATA            OWNERSHIP                     # OF PREFERRED
--------------  ----------                    --------------
SHAREHOLDERS    INTEREST    # OF DATA SHARES  STOCK SHARES
--------------  ----------  ----------------  --------------
First Portland         30%           300,000          30,000
 Corporation
Bernie Budney          55%           550,000          55,000
Jande                  15%           150,000          15,000
International
Holdings, LLC
--------------

The Reorganized Debtor intends to distribute thirty percent (30%) of the Data securities owned by it to shareholders who are to receive securities under the Plan on a Pro Rata basis based upon Units held. The Debtor has agreed to provide Data $1,000,000 (of which $100,000 has already been paid) over a two year period for operational purposes including marketing, sales and development. Once Data has received a total of $1,000,000, the Reorganized Debtor will register the Data stock owned by it with the Securities and Exchange Commission. The registration of Data stock also will include the common stock resulting from the conversion of the Class A Preferred Stock. The Class A Preferred Stock issued in exchange for Data common stock will not be issued pursuant to Section 1145 of the Code. It is anticipated that the Data Common Stock will be registered within one year of Plan Confirmation.

2.          Borrowing  Of  Money  To  Fund  Plan  .
            ------------------------------------

     Pursuant to Bankruptcy Court approval, the Debtor was authorized to borrow up to $310,000 from several individuals and issue its notes to evidence the indebtedness (the "Debtor's Certificates of Indebtedness"). The funds from the Debtor's Certificates of Indebtedness will be used to fund the Data transaction, the costs associated with acquisition of 1,000,000 shares of Data common stock, the costs associated with reorganizing the Debtor including the printing and mailing of the disclosure statement materials to all Creditors and shareholders, as well as general working capital for the Debtor.

3.          Anticipated  Investee  Company  .
            ------------------------------

     Digi will be a start-up E-commerce travel reservations World Wide Web design Assistance Company with Internet Service Provider aspects. Digi will provide web design and access assistance to merchants in a mall or portal type of setting for specific travel destinations, where Digi intends to open its caf
s. Digi will also maintain, market and operate DIGI-commerce.net and DIGI-commerce.com which will sell various products, including sporting good products in accordance with the Fogdog Sorts contract over the internet.

     Digi will organize under Nevada Law after Confirmation. Digi shall have 20,000,000 authorized shares of common stock and 10,000,000 authorized shares of preferred stock. Upon formation, Digi shall issue 4,000,000 shares of common stock, which constitutes 100% of issued Digi common stock, to the Reorganized Debtor in exchange for a transfer of all of the Debtor's assets excluding the Rights of Action. The Reorganized Debtor intends to distribute thirty percent (30%) of the Digi stock to parties who are to receive securities under the Plan on a Pro Rata basis. The Digi Stock shall be registered and will not be issued pursuant to Section 1145 of the Code. Ely Mandell shall serve as President and sole Director of Digi. Other officers will be named upon formation of Digi.

4.          Execution  Of  Documents  .
            ------------------------

     Upon Confirmation, the Reorganized Debtor shall be authorized to take all actions necessary or appropriate to complete and consummate the transactions described herein and to enter into and implement the contracts, instruments, and other agreements or documents created in connection with the Plan or to be executed and delivered pursuant to the Plan before, on, or after the Effective Date.

5.          Post-Confirmation  Management  .
            -----------------------------

     Post-Confirmation, Bernie Budney will serve as vice president at an annual salary of $50,000 per year during the first year following Confirmation plus a travel allowance. Christopher Erickson will be the Chief Executive Officer and President for the Reorganized Debtor. During the first year following Confirmation, Christopher Erickson will serve in these positions for an annual salary of $50,000 per year plus 3% of the increase in the Reorganized Debtor's portfolio as indicated by the liquidation of each individual portfolio security (sale proceeds less costs), excluding the sale of any of the securities owned except that of Data and Digi. The Directors of the Reorganized Debtor will be as follows:

          Inside  Directors
          -----------------

               Christopher  Erickson
               Bernie  Budney
          Outside  Directors
          ------------------

               Brad  Bartilson
               Rex  Crim

     The directors will receive $500 per board meeting. Additional officers and/or directors will be appointed by the board of directors for the Reorganized Debtor. In addition, Leonard Ludwig of First Portland Corporation shall have the right pursuant to the terms of the Class A Preferred Stock to attend all board of directors meetings of the Reorganized Debtor.

6.     Disbursing  Agent  .
       -----------------

     The Reorganized Debtor shall act as the Disbursing Agent for the purpose of making all distributions provided for under the Plan. The Reorganized Debtor may employ or contract with an entity, such as a transfer agent, to assist in or perform the distribution of property to be distributed. The Disbursing Agent and such other entity shall serve without bond. The Reorganized Debtor shall receive no compensation for distribution services rendered and expenses incurred pursuant to the Plan.

7.     Amendment  To  Charter  Documents  Of  Debtor  And  Other  Matters.
       ------------------------------------------------------------------

          (a)     Cancellation  Of  Outstanding  Securities  Of  The  Debtor.
                  ----------------------------------------------------------

     On the Effective Date, without shareholder approval all outstanding instruments and securities representing Interests in the Debtor and any rights to acquire Interests in the Debtor shall be deemed canceled and of no further force or effect, without any further action on the part of the Bankruptcy Court or any person. The holders of such canceled instruments, securities, and other documents shall have no rights arising from or relating to such instruments, securities or other documents or the cancellation thereof, except the rights provided pursuant to the Plan.

          (b)     Amendments  To  Articles  Of  Incorporation  .
                  -------------------------------------------

     On the Effective Date, the Board of Directors of Reorganized Debtor shall be authorized to amend the Articles of Incorporation and Bylaws to accomplish the following:

               (i)     Change  the  Debtor's  name  to  Central  Capital Venture
Corporation,  or  such  other  name  as  the  Board  of  Directors  determines.

               (ii) Change the place of incorporation of the Reorganized Debtor to Nevada or any other state which the Board of Directors determines.

               (iii)  Effect  a  quasi-reorganization  for  accounting purposes.

               (iv)  Authorize  20,000,000  shares of no par value common stock.

               (v) Authorize 1,000,000 shares of no par value preferred stock. The Board of Directors shall determine in their discretion the rights, performances, privileges, and restrictions granted to or imposed on any wholly unissued class of such shares or any wholly unissued series of any class of such shares.

               (vi) Issue shares, warrants or other securities to carry out any transaction contemplated in the Plan without solicitation of or notice to shareholders.

               (vii) Take all action necessary and appropriate to carry out the terms of the Plan;

               (viii) Amend the Debtor's Articles of Incorporation and/or Bylaws to provide the maximum indemnification or other protections to the Reorganized Debtor's officers and directors that is allowed under applicable law;

               (ix) In accordance with Section 1123(a)(b) of the Code, include within its charter a provision prohibiting the issuance of nonvoting equity securities.

          (c)     Take  Required  Actions  .
                  -----------------------

     Without shareholder approval, the Board of Directors of Reorganized Debtor shall be authorized to take any and all action necessary or appropriate to effectuate any amendments to the Reorganized Debtor's Certificate of Incorporation and/or Bylaws called for under the Plan and the Board of Directors and officers of the Reorganized Debtor shall be authorized to execute, verify, acknowledge, file and publish any and all instruments or documents that may be required to accomplish same.

8.     Exemption  From  Registration  Under  Section  1145  of  the  Code  .
       ------------------------------------------------------------------

     All securities to be issued pursuant to the Plan to Holders of Allowed Claims and Allowed Interests, except the Data common stock and Digi common stock, shall be issued pursuant to the exemption contained in Section 1145 of the Code from the requirements of Section 5 of the Securities Act of 1933, and any other applicable federal, state or local law requiring registration.

9.          Closing  of  Register  For  Existing  Common  Stock  .
            ---------------------------------------------------

     At the close of business on the second Business Day immediately preceding the Effective Date, the security register for the common stock of the Debtor shall be closed, and thereafter there shall be no further registrations of transfer or other changes in Holders on the books of the stock transfer agent, or the Debtor, and the Reorganized Debtor shall have no obligation to recognize any transfer of the common stock of the Debtor occurring thereafter (but shall be entitled instead to recognize and deal with, for all purposes under the Plan, except as otherwise provided herein, those Holders reflected on the security register immediately prior to the Effective Date).

                                       IV.

                        TREATMENT OF MISCELLANEOUS ITEMS
                        --------------------------------

     A.          Executory  Contracts  And  Unexpired  Leases  .
                 --------------------------------------------

1.     Assumptions.
       -----------

     The following are the unexpired leases and executory contracts to be assumed as obligations of the Reorganized Debtor under this Plan (see Exhibit A for more detailed information on unexpired leases to be assumed and Exhibit B for more detailed information on executory contracts to be assumed):

TYPE  OF  LEASE/CONTRACT                      LESSOR
------------------------                      ------

Server  Lease  -  Intel  server  for          Jande  International
e-commerce  business

Real  Property  Lease  -  office  space       Jande  International

Office  Equipment  Lease                      Jande  International

Fogdog  Sport  Contract  -  contract  to      Fogdog  Sports
sell  merchandise  on  Internet

     On the Effective Date, each of the unexpired leases and executory contracts listed above shall be assumed as obligations of the Reorganized Debtor. The Order of the Court confirming the Plan shall constitute an Order approving the assumption of each lease and contract listed above. If you are a party to a lease or contract to be assumed and you object to the assumption of your lease or contract, you must file and serve your objection to the Plan within the deadline for objecting to the confirmation of the Plan.

2.     Rejections  .
       ----------

     On the Effective Date, any leases or contracts that the Debtor does not intend to assume through the Plan shall be rejected.

     The Order Confirming the Plan shall constitute an Order approving the rejection of the lease or contract. If you are a party to a contract or lease to be rejected and you object to the rejection of your contract or lease, you must file and serve your objection to the Plan within the deadline for objecting to the confirmation of the Plan.

     THE BAR DATE FOR FILING A PROOF OF CLAIM BASED ON A CLAIM ARISING FROM THE REJECTION OF A LEASE OR CONTRACT IS THIRTY DAYS FROM THE REJECTION OF SUCH LEASE OR CONTRACT. Any claim based on the rejection of a contract or lease will be barred if the proof of claim is not timely filed, unless the Court later orders otherwise.

     B.          Changes  In  Rates  Subject To Regulatory Commission Approval .
                 -------------------------------------------------------------

     This Debtor is not subject to governmental regulatory commission approval of its rates.

     C.          Retention  Of  Jurisdiction.
                 ---------------------------

     After Confirmation of the Plan and occurrence of the Effective Date, in addition to jurisdiction which exists in any other court, the Court will retain such jurisdiction as is legally permissible including for the following purposes:

3. To resolve any and all disputes regarding the operation and interpretation of the Plan and the Confirmation Order;

4. To determine the allowability, classification, or priority of Claims and Interests upon objection by the Debtor, or by other parties in interest with  standing  to  bring  such  objection  or  proceeding;

5. To determine the extent, validity and priority of any lien asserted against property of the Reorganized Debtor or property of the Estate;

6. To construe and take any action to enforce the Plan, the Confirmation Order, and any other order of the Court, issue such orders as may be necessary for the implementation, execution, performance, and consummation of the Plan, the Confirmation Order, and all matters referred to in the Plan, the Confirmation Order, and to determine all matters that may be pending before the Court in this Case on or before the Effective Date with respect to any Person or entity;

7. To determine (to the extent necessary) any and all applications for allowance of compensation and reimbursement of expenses of professionals for the period  on  or  before  the  Effective  Date;

8.          To  determine  any  request  for payment of Administrative Expenses;

9. To resolve any dispute regarding the implementation, execution, performance, consummation, or interpretation of the Plan or the Confirmation Order;

10. To determine motions for the rejection, assumption, or assignment of executory contracts or unexpired leases filed before the Effective Date and the allowance of any Claims resulting therefrom;

11. To determine all applications, motions, adversary proceedings, contested matters, and any other litigated matters instituted during the Case whether before, on, or after the Effective Date;

12. To determine such other matters and for such other purposes as may be provided in the Confirmation Order;

13. To modify the Plan under Section 1127 of the Bankruptcy Code in order to remedy any apparent defect or omission in the Plan or to reconcile any inconsistency in the Plan so as to carry out its intent and purpose;

14. Except as otherwise provided in the Plan or the Confirmation Order, to issue injunctions to take such other actions or make such other orders as may be necessary or appropriate to restrain interference with the Plan or the Confirmation Order, or the execution or implementation by any person or entity of the Plan or the Confirmation Order;

15. To issue such orders in aid of consummation of the Plan or the Confirmation Order, notwithstanding any otherwise applicable nonbankruptcy law, with respect to any person or entity, to the fullest extent authorized by the Bankruptcy Code or Bankruptcy Rules; and

16.          To  enter  a  final  decree  closing  this  Chapter  11  Case.

     D.          Miscellaneous  Issues  Regarding  Plan  Distributions  .
                 -----------------------------------------------------

     1.     No  Fractional  Shares  Issues  .  Notwithstanding  anything  to the
            ------------------------------
contrary in the Plan, no fractional shares of securities shall be issued and all fractional shares shall be rounded down to the nearest whole share. Holders of Allowed Claims or Allowed Interests who would be entitled to fractional shares but for this provision shall receive no consideration therefor because such amount will be de minimus.
                  --  -------

     2.     Name  and  Address  of  Holder.   For  purposes of all Distributions
            ------------------------------
under this Plan, the Disbursing Agent will be entitled to rely on the name and address of the Holder of each Allowed Claim or Interest as shown on any timely filed proof of claim and, if none, as shown on the Debtor's Schedules, as amended from time to time, except to the extent that the Disbursing Agent first receives adequate written notice of a transfer or change of address, properly executed by the Holder or its authorized agent.

     3.     Unclaimed  Property  .
            -------------------

     Any property to be distributed to Creditors or Interest Holders under the Plan shall be forfeited if it is not claimed by the entity entitled to it before the later of one (1) year after Confirmation of the Plan or sixty (60) days after an order allowing the Claim or Interest of that entity becomes a Final Order.

     E.          Post-Confirmation  U.S.  Trustee  Fees  .
                 --------------------------------------
     The  Reorganized  Debtor  shall timely pay all fees incurred pursuant to 28
U.S.C.   1930(a)(6)  after  Confirmation.

     F.          Post-Confirmation  Claims  Of  Debtor  .
                 -------------------------------------
     The Reorganized Debtor shall be the Estate Representative after Confirmation for purposes of prosecuting Rights of Action.

                                       V.

                         EFFECT OF CONFIRMATION OF PLAN
                         ------------------------------

     A.          Discharge  And  Release  Of  Liabilities
                 ----------------------------------------

     Except as otherwise provided in this Plan or in the Confirmation Order, Confirmation shall operate as a discharge pursuant to Code section 1141(d)(1), effective as of the Effective Date, of any and all debts or Claims against the Debtor that arose at any time before Confirmation, including but not limited to all principal and interest, whether accrued before, on or after the Petition Date. As to every discharged debt and Claim, the Creditor that held such debt or Claim shall be precluded from asserting against the Debtor or against the Debtor's assets or the Reorganized Debtor or any assets of the Reorganized
Debtor, any or further Claim based upon any document, instrument or act, omission, transaction or any other activity of any kind or nature that occurred prior to the Confirmation Date, including, without limitation, Claims in the nature of successor liability. Without limiting the generality of the foregoing, on the Effective Date the Debtor shall be discharged from any debt that arose before Confirmation and any debt of the kind specified in Sections 502(g), 502(h) or 502(i) of the Code to the full extent permitted by Section 1141(d)(1)(A) of the Code. Furthermore, all Claims and debts against the Debtor which are so discharged may not be asserted against the Reorganized Debtor under any circumstances unless pursuant to the provisions of the Plan.

     The Order of Confirmation shall operate as an injunction against the commencement or continuation of any act relating to the collection or enforcement of any Claim governed by the discharge provisions hereof.

          Revesting  Of  Property  In  The  Debtor  .
          ----------------------------------------

     Except as provided in Section V.E., and except as provided elsewhere in this Plan, the Confirmation of the Plan revests all of the property of the Estate, including all Rights of Action, in the Reorganized Debtor free and clear of all claims and interests of Creditors.

     B.          Modification  Of  Plan  .
                 ----------------------

     The Plan Proponent may modify the Plan at any time before Confirmation. However, the Court may require a new disclosure statement and/or revoting on the Plan if Plan Proponent modifies the Plan before Confirmation.

     The Plan Proponent may also seek to modify the Plan at any time after Confirmation so long as (1) the Plan has not been substantially consummated and
                                                                             ---
(2)  the Court authorizes the proposed modifications after notice and a hearing.

     C.          Post-Confirmation  Status  Report  .
                 ---------------------------------

     Within 120 days of the entry of the order confirming the Plan, Plan Proponent shall file a status report with the Court explaining what progress has been made toward consummation of the confirmed Plan. The status report shall be served on the United States Trustee, the twenty largest unsecured creditors, and those parties who have requested special notice. Further status reports shall be filed every 120 days and served on the same entities.

     D.          Post-Confirmation  Conversion/Dismissal  .
                 ---------------------------------------

     A creditor or party in interest may bring a motion to convert or dismiss the case under 1112(b), after the Plan is confirmed, if there is a default in performing the Plan. If the Court orders the case converted to Chapter 7 after the Plan is confirmed, then all property that had been property of the Chapter 11 estate, and that has not been disbursed pursuant to the Plan, will revest in the Chapter 7 estate, and the automatic stay will be reimposed upon the revested property only to the extent that relief from stay was not previously granted by the Court during this case.

     E.          Final  Decree.
                 -------------

     Once the estate has been fully administered as referred to in Bankruptcy Rule 3022, the Plan Proponent, or other such party as the Court shall designate in the Confirmation Order, shall file a motion with the Court to obtain a final decree to close the Case.

     F.          Confirmation  Request.
                 ---------------------

     In the event that all of the applicable requirements of 11 U.S.C.   1129(a)
are  met  other  than  paragraph  (8),  the  Plan  Proponent  requests confirmation  of  the  Plan  notwithstanding  the requirements of such paragraph
under  11  U.S.C.   1129(b).

DATED:  February  22,          DIGITAL  TECHNOLOGIES  MEDIA
                              GROUP,  INC.,  a  Delaware  corporation



                              By:          /s/  ELY  JAY  MANDELL
                                    -----------------------------
                                           ELY  JAY  MANDELL
                                            Its  President
PRESENTED  BY:

ROBINSON,  DIAMANT,  &  BRILL
A  Professional  Corporation



By:         /s/  Martin  J.  Brill
    ------------------------------
                    MARTIN  J.  BRILL
                    Attorneys  for  Debtor  and
                    Debtor  in  Possession
                    DIGITAL  TECHNOLOGIES  MEDIA  GROUP,  INC.

                   EXHIBIT A - UNEXPIRED LEASES TO BE ASSUMED

LEASES                     ARREARS/DMGS               METHODS OF CURE
-------------------------  -------------------------  ----------------------------------------
   Description = office    Default amt = 0            Method of curing default & loss = NA
   sublease                Actual pecuniary loss = 0  Means of assuring future performance =
                                                      Jande consents to the assumption of
   Lessor's name =  Jande                             this lease and does not require adequate
   International                                      assurance of future performance

   Lessee's name =
    Debtor

   Expiration date =
   January 1, 2000


                         EXHIBIT  B  -  EXECUTORY  CONTRACTS  TO  BE  ASSUMED

CONTRACT                    DEFAULT/DMGS               METHODS OF CURE
--------------------------  -------------------------  ------------------------------------------------
   Contract description =   Default amt = 0            Method of curing default & loss = NA
Contract providing          Actual pecuniary loss = 0
Debtor the right to sell                               Means of assuring performance = NA
Fogdog Sports sporting                                 Fogdog Sports consents to the assumption of this
goods on the Internet                                  lease and does not require adequate assurance
through a -website to be                               of future performance
developed by the Debtor.

     Contracting parties =
       1.  Fogdog Sports
       2.  Debtor


   Description = server     Default amt = 0            Method of curing default & loss = NA
   lease                    Actual pecuniary loss = 0  Means of assuring future performance =
                                                       Jande consents to the assumption of this lease
   Lessor's name =                                     and does not require adequate assurance of
Jande International                                    future performance

   Lessee's name =
 Debtor

   Expiration date =
   January 2000


   Description =            Default amt = 0            Method of curing default & loss = NA
    equipment lease         Actual pecuniary loss = 0  Means of assuring future performance =
                                                       Jande consents to the assumption of this lease
   Lessor's name =                                     and does not require adequate assurance of
Jande  International                                   future performance

   Lessee's name = Debtor

   Expiration date =
    February 1, 2000


                                  TABLE OF CONTENTS
                                  -----------------
                          PAGE

TABLE OF AUTHORITIES                                                                 iii

I.           INTRODUCTION                                                              1

II.          DEFINITIONS                                                               1

III.         CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS                      6

             A.     General Overview                                                   6

             B.     Unclassified Claims                                                6

                1.  Administrative Expenses                                            7

                2.  Priority Tax Claims                                                8

             C.     Classified Claims and Interests                                    8

                1.  Classes of Secured Claims                                          8

                2.  Classes Of Priority Unsecured Claims                               9

                3.  Class Of General Unsecured Claims                                  9

                4.  Class Of Interest Holders                                         10

             D.     Means Of Performing The Plan                                      10

                1.  Formation Of A BDC And Acquisition Of Data.                       10

                2.  Borrowing Of Money To Fund Plan                                   11

                3.  Anticipated Investee Company                                      11

                4.  Execution Of Documents                                            12

                5.  Post-Confirmation Management                                      12

                6.  Disbursing Agent                                                  13

                7.  Amendment To Charter Documents Of Debtor And Other Matters        13

                8.  Exemption From Registration Under
                    Section 1145 of the Code                                          14

                9.  Closing of Register For Existing
                    Common Stock                                                      14


                                TABLE OF CONTENTS
                                -----------------

     PAGE
     ----

TABLE  OF  AUTHORITIES                                                  iii

I.     INTRODUCTION                                                       1

II.     DEFINITIONS                                                       1

III.     CLASSIFICATION  AND  TREATMENT  OF  CLAIMS  AND  INTERESTS       6

     A.     General  Overview                                             6

     B.     Unclassified  Claims                                          6

          1.     Administrative  Expenses                                 7

          2.     Priority  Tax  Claims                                    8

     C.     Classified  Claims  and  Interests                            8

     1.     Classes  of  Secured  Claims                                  8

     2.     Classes  Of  Priority  Unsecured  Claims                      9

     3.     Class  Of  General  Unsecured  Claims                         9

     4.     Class  Of  Interest  Holders                                 10

     D.     Means  Of  Performing  The  Plan                             10

     1.     Formation  Of  A  BDC  And  Acquisition  Of  Data.           10

     2.     Borrowing  Of  Money  To  Fund  Plan                         11

     3.     Anticipated  Investee  Company                               11

     4.     Execution  Of  Documents                                     12

     5.     Post-Confirmation  Management                                12

     6.     Disbursing  Agent                                            13

     7.     Amendment To Charter Documents Of Debtor And Other Matters   13

     8.     Exemption  From  Registration  Under
            Section  1145  of  the  Code                                 14

     9.     Closing  of  Register  For  Existing
            Common  Stock     14

     IV.     TREATMENT  OF  MISCELLANEOUS  ITEMS                         14

     A.     Executory  Contracts  And  Unexpired  Leases                 14

          1.     Assumptions                                             14

          2.     Rejections                                              15

     B.     Changes  In  Rates  Subject  To  Regulatory  Commission
            Approval                                                     15

     C.     Retention  Of  Jurisdiction                                  15

     D.     Miscellaneous  Issues  Regarding  Plan  Distributions        16

          1.     No  Fractional  Shares  Issues                          16

          2.     Name  and  Address  of  Holder.                         17

          3.     Unclaimed  Property                                     17

     E.     Post-Confirmation  U.S.  Trustee  Fees                       17

     F.     Post-Confirmation  Claims  Of  Debtor                        17

V.     EFFECT  OF  CONFIRMATION  OF  PLAN                                17

     A.     Discharge  And  Release  Of  Liabilities                     17

     B.     Revesting  Of  Property  In  The  Debtor                     18

     C.     Modification  Of  Plan                                       18

     D.     Post-Confirmation  Status  Report                            18

     E.     Post-Confirmation  Conversion/Dismissal                      18

     F.     Final  Decree                                                18

     G.     Confirmation  Request                                        18

EXHIBIT  A  -  UNEXPIRED  LEASES  TO  BE  ASSUMED

EXHIBIT  B  -  EXECUTORY  CONTRACTS  TO  BE  ASSUMED

                              TABLE OF AUTHORITIES
                              --------------------

                                                                     PAGE(S)
                                                                     -------
STATUTES
--------

11  U.S.C.  Section  101                                             1,  2

11  U.S.C.  Section  1106                                                4

11  U.S.C.  Section  1107                                                4

11  U.S.C.  Section  1108                                                4

11  U.S.C.  Section  1112(b)                                            18

11  U.S.C.  Section  1123(b)(3)                                          4

11  U.S.C.  Section  1127                                               16

11  U.S.C.  Section  1129                                                3

11  U.S.C.  Section  1129(a)                                            18

11  U.S.C.  Section  1129(b)                                            19

11  U.S.C.  Section  1141(d)(1)                                         17

11  U.S.C.  Section  1141(d)(1)(A)                                      17

11  U.S.C.  Section  1145                                          11,  14

11  U.S.C.  Section  502(d)                                          2,  6

11  U.S.C.  Section  502(e)                                              2

11  U.S.C.  Section  502(g)                                             17

11  U.S.C.  Section  502(h)                                             17

11  U.S.C.  Section  502(i)                                             17


11  U.S.C.  Section  506                                                 6

11  U.S.C.  Section  507(a)                                              9

11  U.S.C.  Section  507(a)(1)                                       1,  7

11  U.S.C.  Section  507(a)(3)                                       5,  9

11  U.S.C.  Section  507(a)(4)                                       5,  9

11  U.S.C.  Section  507(a)(5)                                       5,  9

11  U.S.C.  Section  507(a)(6)                                       5,  9

11  U.S.C.  Section  507(a)(7)                                       5,  9

11  U.S.C.  Section  507(a)(8)                                       5,  8

11  U.S.C.  Section  510                                                 6

11  U.S.C.  Section  541                                                 2

11  U.S.C.  Section  542                                                 6

11  U.S.C.  Section  543                                                 6

11  U.S.C.  Section  544                                                 6

11  U.S.C.  Section  545                                                 6

11  U.S.C.  Section  547                                                 6

11  U.S.C.  Section  548                                                 6

11  U.S.C.  Section  549                                                 6

11  U.S.C.  Section  550                                                 6

11  U.S.C.  Section  551                                                 6

11  U.S.C.  Section  552                                                 6

11  U.S.C.  Section  553                                                 6

15  U.S.C.  Sections  80a-1                                              5

28  U.S.C.  Section  1930(a)(6)                                         17

RULES
-----

Local  Bankruptcy  Rule  3022                                           18


OTHER
-----

Securities  Act  of  1933,  Section  5                                  14

The  Investment  Company  Act  of  1940                                  5

Sections  80A-2(48)  of  the  Investment  Company  Act                   2




Certificate of Designation of Preferences of Class A Preferred Stock Central Capital Venture Corporation

Central Capital Venture Corporation, a corporation organized and existing under the laws of the State of Nevada (the "Corporation")

DOES HEREBY CERTIFY that in accordance with the Provision of the Nevada General Corporation Law, that its Board of Directors adopted the following resolution by unanimous consent dated January 19, 1999.

RESOLVED, that hundred thousand shares of Preferred Stock (Par value $.001) are authorized to be issued by the Corporation pursuant to its Certificate of Incorporation, and there be and hereby is authorized and created a series of Preferred Stock, hereby designated the Class A Preferred Stock consisting of One Hundred Thousand shares, which shall have no voting powers, designations, preferences, and relative participating optional other rights, if any or the qualifications, limitations or restriction, set forth in such Certificate of Incorporation, and in addition thereto those following:

A. Designation. The Preferred stock subject hereof shall be designated Class (or Series) A Preferred Stock (the "Class A Preferred Stock")

B. Dividends. The holders of the shares of the Class A Preferred Stock shall not be entitled to receive dividends.

C. Conversion. The Class A Preferred Stock shall be convertible into common stock of DataNet Information Systems, Inc. ("DATA")a wholly owned subsidiary of the Corporation, upon the earlier to occur: (i) January 19, 2001 twelve (twelve months from issuance), (ii) an investment totaling one million dollars ($1,000,000) is made in DATA by the Corporation, or (iii) a registration with the Securities and Exchange Commission of DATA's stock becomes effective. The Class A Preferred Stock shall be convertible into Data common stock pursuant to the following formula: the converted shares shall be equal to 68% (3,400,000 DATA common shares) of the total DATA common shares to be issued after conversion.

D. Voting right. The Class A Preferred Stock has no voting rights of the Corporation, however one designee on the holder of the Preferred A shares shall hold a position a Board member of the Corporation until conversion, as well as one designee on the holder shall have the right to attend all meeting of the Board of Directors of the Company in reference to DataNet Information Systems, Inc.

E. Stated Value. The Class A Preferred Stock shall have a stated value of $2,500,000.00. The Stated Value is equivalent to the Appraisal method of Business Development Company Accounting: $1,000,000 Cash cost, 1,309,938 Assets Purchased at cost, $190,072 contracts purchased at approximate fair market value.

F. Stock Splits. The Class A Preferred Stock will be treated in the same manner as all issued DataNet Information Systems, Inc. Common Stock, in relation to any stock splits.

G. Other Preferences. The shares of the Class A Preferred Stock shall have no other preferences, rights, restrictions or qualifications, except as otherwise provided by law or the Certificate of Incorporation of the Corporation.

In Witness Whereof, the President and Chief Executive Officer and Secretary of the Corporation have set their hands on behalf of the Corporation.

S/s  Ely  Jay  Mandell
Ely  J.  Mandell,  President  CEO

In  Witness  Whereof,  the  undersigned has hereunto signed their names affirmed that the statements are true and under penalty of perjury this 19th day of January, 2000

s/s  David  A.  Kekich
David  A  Kekich,  Secretary